UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2008

Plumas Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-49883	95-3520374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

35 S. Lindan Avenue, Quincy, California		95971
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(530)283-7305

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 30, 2008, Plumas Bancorp (the "Company") received a Letter of Reprimand from the NASDAQ Listing Qualifications Department (the "Listing Department") indicating that the Listing Department has determined that the Company violated, and subsequently remedied, NASDAQ Marketplace Rule 4350(c)(4)(A). The Listings Department issued this Letter of Reprimand in accordance with Marketplace Rule 4801(k) (2). In making its determination to issue the Letter of Reprimand, the Listing Department noted (i) that the violation was cured in a prompt and effective manner, (ii) that the violation did not appear to have been the result of a deliberate intent to avoid compliance, and (iii) that the Company has not demonstrated a pattern of non-compliance. The Company is currently in compliance with the Marketplace Rules.

In accordance with NASDAQ Marketplace Rule 4803(b), the Company issued a press release on October 31, 2008 to announce that the Company received the Letter of Reprimand from the Listing Department. A copy of this press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated October 31, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp

October 31, 2008	By:	Andrew J. Ryback

Name: Andrew J. Ryback
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 31, 2008